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Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

PARTICIPATING FUNDS

..  U.S. Registered Funds (Name of Fund, Aladdin Ticker):
   BlackRock National Municipal Fund of Blackrock Municipal Bond Fund, Inc. (BR-NATL)

THE OFFERING

KEY CHARACTERISTICS (COMPLETE ALL FIELDS)

Date of Offering Commencement:  11-12-2015

Security Type:                  BND/MUNI

Issuer                          North Carolina Agricultural & Technical State
                                University Series 2015-A

Selling Underwriter             Wells Fargo Securities, LLC

Affiliated Underwriter(s)       [X] PNC Capital Markets LLC
                                [_] Other:

List of Underwriter(s)          Wells Fargo Securities, LLC, Blaylock Beal
                                Van, LLC, PNC Capital Markets LLC, SunTrust
                                Robinson Humphrey

TRANSACTION DETAILS

Date of Purchase      11-12-2015

Purchase Price/Share      $110.647 Total Commission, Spread or Profit     0.339
(PER SHARE / % OF PAR)

  1. Aggregate Principal Amount Purchased (a+b)                    $ 4,675,000
                                                                   -----------
     a. US Registered Funds
        (Appendix attached with individual Fund/Client purchase)   $ 4,000,000
                                                                   -----------
     b. Other BlackRock Clients                                    $   675,000
                                                                   -----------
  2. Aggregate Principal Amount of Offering                        $76,980,000
                                                                   -----------
  FUND RATIO
  [Divide Sum of #1 by #2]
  Must be less than 0.25                                               0.06073

                                  Page 1 of 2

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Rule 10f-3 Report - Definitions                                           LOGO


LEGAL REQUIREMENTS

OFFERING TYPE (CHECK ONE)

The securities fall into one of the following transaction types (see
Definitions):

[_]  U.S. Registered Public Offering.. [Issuer must have 3 years of continuous operations]
[_]  Eligible Rule 144A Offering...... [Issuer must have 3 years of continuous operations]
[X]  Eligible Municipal Securities
[_]  Eligible Foreign Offering........ [Issuer must have 3 years of continuous operations]
[_]  Government Securities Offering... [Issuer must have 3 years of continuous operations]

TIMING AND PRICE (CHECK ONE OR BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and

[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

FIRM COMMITMENT OFFERING (CHECK ONE)

[X] YES  The securities were offered pursuant to an underwriting or similar
[_] NO agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

NO BENEFIT TO AFFILIATED UNDERWRITER (CHECK ONE)

[X] YES  No affiliated underwriter was a direct or indirect participant in, or
[_] NO   benefited directly or indirectly from, the transaction.

Completed by:  Dipankar Banerjee                              Date: 12-23-2015
               ------------------------------------
               Global Syndicate Team Member

Approved by:   Betsy Mathews, Steven Delaura                  Date: 12-23-2015
               ------------------------------------
               Global Syndicate Team Member

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Rule 10f-3 Report - Definitions                                           LOGO


DEFINITIONS

TERM                       DEFINITION
Fund Ratio                 Number appearing at the bottom of page 1 of 2 of
                           the Rule 10f-3 Report form. It is the sum of the Funds' participation in the offering by the Funds and other accounts managed by BlackRock divided by the total amount of the offering.

Eligible Foreign Offering  The securities are sold in a public offering conducted under the laws of a country other than the United States and

                           (a) the offering is subject to regulation in such
                               country by a "foreign financial regulatory authority," as defined in Section 2(a)(50) of the Investment Company Act of 1940;

                           (b) the securities were offered at a fixed price to all purchasers in the offering (except for any rights to purchase securities that are required by law to be granted to existing security holders of the issuer);

                           (c) financial statements, prepared and audited as
                               required or permitted by the appropriate foreign financial regulatory authority in such country, for the two years prior to the offering, were made available to the public and prospective purchasers in connection with the offering; and

                           (d) if the issuer is a "domestic issuer," i.e., other than a foreign government, a national of any foreign country, or a corporation or other organization incorporated or organized under the laws of any foreign country, it (1) has a class of securities registered pursuant to section 12(b) or 12(g) of the Securities
                                Exchange Act of 1934 or is required to file reports pursuant to section 15(d) of that act, and (2) has filed all the material required to be filed pursuant to section 13(a) or 15(d) of that act for a period of at least 12 months immediately preceding the sale of securities (or for such shorter period that the issuer was required to file such material)

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Rule 10f-3 Report - Definitions                                           LOGO


TERM                              DEFINITION
Eligible Municipal Securities     The securities:

                                  (a) are direct obligations of, or
                                      obligations guaranteed as to principal
                                      or interest by, a State or any
                                      political subdivision thereof, or any
                                      agency or instrumentality of a State or
                                      any political subdivision thereof, or
                                      any municipal corporate instrumentality
                                      of one or more States, or any security
                                      which is an industrial development bond
                                      (as defined in section 103(c)(2) of
                                      Title 26) the interest on which is
                                      excludable from gross income under
                                      certain provisions of the Internal
                                      Revenue Code;

                                  (b) are sufficiently liquid that they can
                                      be sold at or near their carrying value
                                      within a reasonably short period of
                                      time; and

                                  (c) either

                                       (1) are subject to no greater than
                                           moderate credit risk; or

                                       (2) if the issuer of the municipal
                                           securities, or the entity
                                           supplying the revenues or other
                                           payments from which the issue is
                                           to be paid, has been in continuous
                                           operation for less than three
                                           years, including the operation of
                                           any predecessors, the securities
                                           are subject to a minimal or low
                                           amount of credit risk.

                                  Also, purchases of municipal securities may not be designated as group sales or otherwise allocated to the account of any prohibited seller (i.e., an affiliated underwriter).

Eligible Rule 144A Offering       The securities are sold in an offering where

                                  (a) the securities are offered or sold in
                                      transactions exempt from registration
                                      under Section 4(2) of the Securities
                                      Act of 1933, Rule 144A thereunder, or
                                      Rules 501-508 thereunder;

                                  (b) the securities were sold to persons
                                      that the seller and any person acting
                                      on behalf of the seller reasonably
                                      believe to include qualified
                                      institutional buyers, as defined in
                                      Rule 144A ("QIBs"); and

                                  (c) the seller and any person acting on
                                      behalf of the seller reasonably believe
                                      that the securities are eligible for
                                      resale to other QIBs pursuant to Rule
                                      144A.

Government Securities Offering    The security is issued or guaranteed as to
                                  principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

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Rule 10f-3 Report - Definitions                                           LOGO

TERM                              DEFINITION
U.S. Registered Public Offering.  The securities offered are registered under the Securities Act of 1933 that are being offered to the public.